EXHIBIT A

Property

Those certain unpatented lode mining claims located in:
Sections 5, 6, 7, and 8 ; Township 27 North, Range 38 East, Pershing County, Nevada, more particularly described as follows:

CLAIM NAME	BLM SERIAL NUMBER
Roxy 1	NMC860160
Roxy 2	NMC860161
Roxy 3	NMC860162
Roxy 4	NMC860163
Roxy 5	NMC860164
Roxy 6	NMC860165
Roxy 7	NMC860166
Roxy 8	NMC860167

Production taxes, severance taxes and sales, privilege and other taxes measured by production or the value of production.

All payments and royalties payable hereunder may be made by McNab Creek Gold Corporation's check, and delivery thereof shall be deemed completed on the mailing thereof to Scoonover Exploration LLC.

Said first party does hereby remise, release and quitclaim unto the said second party forever, all the right, title, claim and interest (excepting 2.5% production royalty) which the said first party has in and to the described mining claims in Exhibit A located in the County of Pershing, State of Nevada.

IN WITNESS WHEREOF, I have signed this Quitclaim Deed this 21st day of July 2004.

E. L. Hunsaker III

E.L. Hunsaker III Managing Member

Witness

Signed and sworn to before me

This 21st day of July 2004.

By ERNEST HUNSAKER ONLY

Molly K. Daniel

Notary Public

MOLLY K. DANIEL
Notary Public - State of Nevada
Appointment Recorded in Elko County
No: 99-58251-6 - Expires June 24, 2006

240518

BOOK 384 PAGE 740

OFFICIAL RECORDS
PERSHING CO. NEVADA
RECORDED AT THE REQUEST OF
Hunsaker Inc.
04 JUL 26 PM 1:31
ROLL 384 PAGE 740
DARLENE MOURA
COUNTY RECORDER
DEP. [illegible] FILE NO.
16 - 240518

INDEXED

QUITCLAIM DEED

STATE OF Nevada}
:ss.
COUNTY OF Elko

THIS QUITCLAIM DEED, Executed this 21st day of July 2004, by Scoonover Exploration LLC whose address is:

P.O. Box 2021
Elko, Nevada 89803

to McNab Creek Gold Corporation whose address is:
Suite 880, Bank of America Plaza
50 West Liberty Street
Reno, Nevada 89501

WITNESSETH, that the said first party, for good consideration and for the sum of $3,500 paid by the said second party, the receipt whereof is hereby acknowledged, and a Production Royalty of two and one half percent (2.5%) of net smelter returns.

Net smelter returns shall be calculated for each calendar quarter in which net smelter returns are realized, and such royalty payments as are due Scoonover Exploration LLC hereunder shall be made within thirty (30) days following the end of the calendar quarter in which the net smelter returns were realized. A statement summarizing the computation of net smelter returns shall accompany such payments.

Quarterly royalty payments will be provisional and subject to adjustment at the end of McNab Creek Gold Corporation's accounting year. If Scoonover Exploration LLC makes no written objection to the correctness of a royalty payment or its accompanying statement within two years from the date of such payment, such statement shall be conclusively deemed to be correct and such royalty payment sufficient and complete, and no exception or claim for adjustment shall thereafter be permitted.

The term "net smelter returns" as used herein shall mean the net proceeds received by McNab Creek Gold Corporation from the sale of minerals from the Property after deductions for all of the following:

Custom smelting costs, treatment charges and penalties including, but without being limited to, metal losses, penalties for impurities and charges or deductions for refining, selling, and transportation from smelter to refinery and from refinery to market; provided, however, in the case of leaching operations, all processing and recovery costs incurred by McNab Creek Gold Corporation beyond the point at which the metal being treated is in solution shall be considered as treatment charges (it being agreed and understood, however, that such processing and recovery costs shall not include the cost of mining, crushing, dump preparation, distribution of leach solutions or other mining and preparation costs up to the point at which the metal goes into solution);

Cost of transporting mineral product from the concentrator to a smelter or other place of treatment; and